Exhibit 32(b)
NORTHEAST ENERGY, LP (the registrant) Section 1350 Certification
We, Michael L. Leighton and Mark R. Sorensen, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)

The Annual Report on Form 10-K of the registrant for the year ended December 31, 2005 (Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: March 23, 2006

MICHAEL L. LEIGHTON

Michael L. Leighton President (equivalent to the Chief Executive Officer) ESI Northeast Energy GP, Inc. as Administrative General Partner of Northeast Energy, LP

MARK R. SORENSEN

Mark R. Sorensen Vice President and Treasurer (equivalent to the Chief Financial Officer) ESI Northeast Energy GP, Inc. as Administrative General Partner of Northeast Energy, LP

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).